EXHIBIT 5.1


                                  June 26, 1996



Briggs and Morgan,
Professional Association
2400 IDS Center
Minneapolis, Minnesota 55401

Gentlemen:

         I have acted as Secretary and General Counsel to Children's Broadcasting Corporation (the "Company") in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, in connection with the proposed sale by the Selling Shareholders of 1,614,802 shares of common stock, $.02 par value, of the Company (the "Common Stock"). Certain of the shares of Common Stock are issuable or were issued upon the exercise of warrants held by the Selling Shareholders (the "Warrants").

         In connection with rendering this opinion, I have reviewed the corporate actions of the Company in connection with this matter and have examined the Registration Statement and those documents, corporate records, and other instruments I deemed relevant as a basis for the opinions hereinafter expressed.

         Based on the foregoing, it is my opinion that:

         1. The information furnished in the Registration Statement, including but not limited to the name of each Selling Shareholder and the number of shares of Common Stock to be registered for each Selling Shareholder is true and correct as of the date of filing of the Registration Statement. Further, the list of Selling Shareholders is a complete list of all persons entitled to registration rights under such Registration Statement.

         2. All Warrants, pursuant to which certain shares of the Common Stock registered on the Registration Statement are issuable or were issued, were duly and validly issued for full consideration and are binding and enforceable in accordance with their terms on the Company. Further, the appropriate number of shares of Common Stock were reserved for issuance at the time of the issuance of the Warrants.

       As used in this letter, the term "Warrants" includes the warrants held by the following persons: Daniel Villanueva; James Villanueva; Okabena Partnership K; Special Situations Fund III, L.P.; William D. Corneliuson; David Gardner; William Toles; Pyramid Partners, L.P.; IndustriCorp & Co., Inc. FBO T.C. Carpenters; Special Situations Cayman Fund, L.P.; Leslie Bebee; Donald Brattain; Daniel S. Perkins Trustee UA Dated 5/12/88 FBO Daniel S. Perkins; Burton Toles; Larry P. Arnold; Davis & Lehr Properties; Daniel S. and Patrice M. Perkins Joint Tenants; David B. and Lise H. Potter Joint Tenants; William R. and Marla C. Kennedy Joint Tenants; J. Bicknell Lockhart, Jr. and Mary Ann Lockhart, Trustees of the Lockhart Family Trust UA Dated 11/4/85; Founding Partners II, Limited Partners; Capital Kids' Radio Company; John F. Rooney; Russ Davis Wholesale, Inc.; John T. Golle; John B. Goodman; James H. Lehr; Edward E. Stricklund; Dennis J. Hanish; James G. and Joan E. Peters, Joint Tenants; H. James Roitenberg; Donald M. and Pauline H. Roux Joint Tenants; Stephen L. Wallack; Dave M. Westrum; Jacqueline Paster; Patrice M. Perkins, Trustee UA Dated 5/12/88 FBO Patrice M. Perkins; Michael R. Wigley; DoubleSpace; R. Hunt Greene; Bob Allison; John E. Feltl; Richard Heise; Elizabeth J. Hyduke; Stephen P. Hyduke; Summit Investment Corporation; Paul R. Kuehn; Thomas J. Gagner; and John Ryden.

         3. The Company has the corporate authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement. Further, the Common Stock being registered for resale by the Selling Shareholders under the Registration Statement, when issued, delivered and paid for in accordance with the Warrants, will be validly issued, fully-paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to myself under the caption "Legal Matters" in the Prospectus included in such Registration Statement.




                                            /s/ Lance W. Riley
                                            Lance W. Riley, Esq.
                                            Secretary and General Counsel
                                            Children's Broadcasting Corporation